Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2019 FIRST QUARTER AND
UPDATES ITS FISCAL 2019 GUIDANCE

Melville, New York – December 6, 2018 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first fiscal quarter ended October 31, 2018 and updated its fiscal 2019 guidance.

Fiscal 2019 First Quarter Highlights

•	Net sales for the first quarter of fiscal 2019 were $160.8 million as compared to the $121.6 million achieved during the first quarter of fiscal 2018.

•	Bookings during the first quarter of fiscal 2019 were $157.4 million, with a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 0.98.

•
Backlog as of October 31, 2018 reflects a near record high of $627.3 million. Backlog does not include the portions of multi-year contracts that have not been funded. As such, the total value of multi-year contracts that Comtech has received is substantially higher.

•
Comtech received a number of strategic contracts and orders, including: (i) over $28.4 million of orders to supply Manpack Satellite Terminals, networking equipment and other advanced VSAT products to the U.S. Army; (ii) a $6.8 million contract renewal to provide a GPS-enabled application to a key Fortune 100 customer; (iii) a strategic contract valued at $5.5 million from a global telecommunications and media company to provide virtualized mobile service device location platforms supporting various location-based services ("LBS"); (iv) $5.4 million of orders to provide ongoing sustainment services to the U.S. Army for the AN/TSC-198A SNAP (Secret Internet Protocol Router ("SIPR") and Non-classified Internet Protocol Router ("NIPR") Access Point), Very Small Aperture Terminals ("VSATs"); (v) a multi-year $1.9 million order from a top U.S. telecom service provider for hosted data assistance services related to the delivery of LBS; and (vi) a multi-year contract extension totaling $1.2 million to provide Federal Communications Commission ("FCC") mandated enhanced 911 ("E911") and emergency call routing services to a U.S. wireless carrier.

•
GAAP operating income of $7.3 million, GAAP net income of $3.5 million and GAAP diluted earnings per share of $0.14 was impacted by several steps taken by Comtech to improve operating efficiencies and make progress towards achieving its long-term business goals. As presented in more detail in the below table, these steps include: (i) successfully consolidating a manufacturing facility located in Tampa, Florida with its facility in Orlando, Florida; (ii) initiating a targeted acquisition plan related to a small but growing technology solutions company; (iii) entering a new $550.0 million Credit Facility that is intended to provide increased balance sheet flexibility, improved interest rate pricing and less restrictive covenants as compared to its prior credit facility; and (iv) recording a net discrete tax benefit primarily related to the favorable resolution with the Internal Revenue Service ("IRS") with respect to their audit of its fiscal 2016 federal income tax return. Excluding the impact of these steps, operating income would have been $9.8 million, net income would have been $5.5 million and earnings per diluted share would have been $0.22.

•
Adjusted EBITDA was $18.0 million. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

In commenting on Comtech’s performance for the first quarter of fiscal 2019, Fred Kornberg, President and Chief Executive Officer, noted, "Fiscal 2019 is off to a great start. Our results for the first quarter exceeded our expectations and our pipeline of opportunities remains strong. Based on our outstanding first quarter performance, we are increasing our targeted goals for consolidated net sales and Adjusted EBITDA and expect fiscal 2019 to be another successful year."

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Updated 2019 Fiscal Year Financial Targets

•	Comtech is increasing its fiscal 2019 consolidated net sales goal to a range of approximately $625.0 million to $640.0 million as compared to the prior range of $600.0 million and $625.0 million.

•
Comtech's updated GAAP net income per diluted share ("EPS") target for fiscal 2019 is now $0.95 to $1.08. This GAAP EPS metric reflects all facility exit costs, acquisition plan expenses, write-off of deferred financing costs and net discrete tax benefits.

•
Comtech is increasing its Adjusted EBITDA goal to a range of $84.0 million to $88.0 million. If order flow remains strong and Comtech can achieve all of its fiscal 2019 business goals, it is possible that financial results could be higher than its targeted amounts.

•
Although Comtech's GAAP consolidated operating income and adjusted EBITDA in the second half of fiscal 2019 are still expected to be higher than the first half of fiscal 2019, it now expects a more balanced year. In this regard, Comtech’s second quarter consolidated net sales, operating income and Adjusted EBITDA are expected to be nearly the same as its first quarter of fiscal 2019. Comtech's third quarter results for fiscal 2019 are expected to be better than its expected results for the second quarter of fiscal 2019. Comtech still expects its fourth quarter of fiscal 2019 to be the peak quarter for consolidated net sales, operating income and Adjusted EBITDA. Comtech's updated 2019 fiscal year financial targets include a number of items, the timing of which can still shift and impact its quarterly financial performance. However, Comtech currently does not believe that changes in such timing would negatively impact its ability to achieve its updated 2019 fiscal year financial targets.

•
Despite incurring facility exit costs and acquisition plan expenses, Comtech anticipates GAAP consolidated operating income, both in dollars and as a percentage of consolidated net sales, to be higher than the $35.1 million or 6.2% it achieved in fiscal 2018.

•	Comtech's estimated effective income tax rate for fiscal 2019 (excluding net discrete items) is now expected to approximate 22.75%.

•
Comtech's acquisition plan efforts related to a small but growing technology solutions company are ongoing and it currently expects to incur approximately $1.0 million of additional expenses in the second quarter of fiscal 2019. Comtech anticipates making an announcement related to this potential acquisition in the near term. There is no certainty that Comtech’s acquisition efforts will be successful and except for the impact of acquisition plan expenses, its updated 2019 fiscal year financial targets do not include any impact of such acquisition.

Additional information about Comtech’s first quarter financial results and Business Outlook for Fiscal 2019 is set forth in Comtech's Quarterly Report on Form 10-Q filed with the SEC today and Comtech’s first quarter investor presentation which is located on its website at www.comtechtel.com.

Conference Call
Comtech has scheduled an investor conference call for 8:30 AM (ET) on Friday, December 7, 2018. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 876‑9176 (domestic), or (785) 424‑1667 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 695‑0671 or (402) 220‑1397. In addition, an updated investor presentation, including earnings guidance, is available on Comtech's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech sells products to a diverse customer base in the global commercial and government communications markets.

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HeightsTM Dynamic Network Access Technology ("HEIGHTS" or "HDNA"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TeleCommunication Systems, Inc.'s ("TCS") legacy legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cuts and Jobs Act ("Tax Reform"), which was enacted in December 2017 in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2018	2017

Net sales	$160,844,000	$121,569,000
Cost of sales	103,075,000	73,853,000
Gross profit	57,769,000	47,716,000

Expenses:
Selling, general and administrative	31,847,000	28,475,000
Research and development	13,210,000	13,750,000
Amortization of intangibles	4,289,000	5,269,000
Acquisition plan expenses	1,130,000	—
	50,476,000	47,494,000

Operating income	7,293,000	222,000

Other expenses:
Interest expense	2,669,000	2,588,000
Write-off of deferred financing costs	3,217,000	—
Interest (income) and other	66,000	39,000

Income (loss) before benefit from income taxes	1,341,000	(2,405,000)
Benefit from income taxes	(2,127,000)	(745,000)

Net income (loss)	$3,468,000	$(1,660,000)

Net income (loss) per share:
Basic	$0.14	$(0.07)
Diluted	$0.14	$(0.07)

Weighted average number of common shares outstanding – basic	23,999,000	23,797,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,375,000	23,797,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2018	July 31, 2018
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$42,943,000	43,484,000
Accounts receivable, net	159,255,000	147,439,000
Inventories, net	89,569,000	75,076,000
Prepaid expenses and other current assets	13,133,000	13,794,000
Total current assets	304,900,000	279,793,000
Property, plant and equipment, net	28,543,000	28,987,000
Goodwill	290,633,000	290,633,000
Intangibles with finite lives, net	236,507,000	240,796,000
Deferred financing costs, net	3,678,000	2,205,000
Other assets, net	2,679,000	2,743,000
Total assets	$866,940,000	845,157,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,340,000	43,928,000
Accrued expenses and other current liabilities	68,809,000	65,034,000
Dividends payable	2,381,000	2,356,000
Contract liabilities	34,460,000	34,452,000
Current portion of long-term debt	—	17,211,000
Current portion of capital lease and other obligations	1,579,000	1,836,000
Interest payable	26,000	499,000
Total current liabilities	142,595,000	165,316,000
Non-current portion of long-term debt, net	193,400,000	148,087,000
Non-current portion of capital lease and other obligations	586,000	765,000
Income taxes payable	407,000	2,572,000
Deferred tax liability, net	13,200,000	10,927,000
Long-term contract liabilities	6,813,000	7,689,000
Other liabilities	3,843,000	4,117,000
Total liabilities	360,844,000	339,473,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 38,938,844 shares and 38,860,571 shares at October 31, 2018 and July 31, 2018, respectively	3,894,000	3,886,000
Additional paid-in capital	537,852,000	538,453,000
Retained earnings	406,199,000	405,194,000
	947,945,000	947,533,000
Less:
Treasury stock, at cost (15,033,317 shares at October 31, 2018 and July 31, 2018)	(441,849,000)	(441,849,000)
Total stockholders’ equity	506,096,000	505,684,000
Total liabilities and stockholders’ equity	$866,940,000	845,157,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, acquisition plan expenses or strategic alternatives analysis expenses, facility exit costs, settlement of intellectual property litigation and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2019 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended October 31,		Fiscal Year
	2018	2017	2018
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$3,468,000	(1,660,000)	$29,769,000
Benefit from income taxes	(2,127,000)	(745,000)	(5,143,000)
Interest (income) and other	66,000	39,000	254,000
Write-off of deferred financing costs	3,217,000	—	—
Interest expense	2,669,000	2,588,000	10,195,000
Amortization of stock-based compensation	1,046,000	747,000	8,569,000
Amortization of intangibles	4,289,000	5,269,000	21,075,000
Depreciation	2,851,000	3,346,000	13,655,000
Acquisition plan expenses	1,130,000	—	—
Facility exit costs	1,373,000	—	—
Adjusted EBITDA	$17,982,000	9,584,000	$78,374,000

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In addition, a reconciliation of Comtech's GAAP consolidated operating income, net income and net income per diluted share for the three months ended October 31, 2018 to the corresponding non-GAAP measures is shown in the table below:

	Three months ended October 31, 2018
	Operating Income	Net Income	Net Income per Diluted Share
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$7,293,000	$3,468,000	$0.14
Facility exit costs	1,373,000	1,061,000	0.04
Acquisition plan expenses	1,130,000	873,000	0.04
Write-off of deferred financing costs	—	2,485,000	0.10
Net discrete tax benefit	—	(2,432,000)	(0.10)
Non-GAAP measures	$9,796,000	$5,455,000	$0.22

ECMTL
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